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                                                                    EXHIBIT 5.1
                                ALSTON & BIRD

                             One Atlantic Center
                          1201 West Peachtree Street
                         Atlanta, Georgia 30309-3424


                                 404-881-7000
                      Fax: 404-881-7777   Telex: 54-2996


                               October 30, 1996


Renal Care Group, Inc.
2100 West End Avenue, Suite 800
Nashville, Tennessee 37203

Ladies and Gentlemen:

    This opinion is given in connection with the filing by Renal Care Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 1,276,318 shares of the Company's common stock, $.01 par value ("Common Stock"), being sold by the Company (the "Company Shares") and 1,723,682 shares of Common Stock (the "Selling Stockholder Shares" and, together with the Company Shares, the "Offering Shares") being sold by certain selling stockholders of the Company named therein (the "Selling Stockholders").

    In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. The opinions set forth herein are limited to the laws of the State of Delaware as expressed in the Delaware General Corporation Law, in reliance solely on published general compilations thereof as of the date hereof.

    This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards"), which Interpretative Standards are incorporated in this opinion by this reference. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

    Based upon the foregoing, it is our opinion that the Offering Shares have been duly authorized and, when issued and sold, as applicable, to the several underwriters as provided in the Underwriting Agreement between the Company, the Selling Stockholders and Equitable Securities Corporation, Hambrecht & Quist, Morgan Keegan & Company, Inc. and Needham & Company, Inc., as Representatives of the several underwriters named in Schedule A thereto, the Offering Shares will be validly issued, fully paid, and non-assessable by the Company under the General Corporation Law of the State of Delaware as in effect on the date hereof.



                        601 Pennsylvania Avenue, N.W.
                          North Building, Suite 250
                         Washington, D.C. 20004-2601


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Renal Care Group, Inc.
October 30, 1996
Page 2

     This opinion is provided to you for your benefit and for the benefit of the Commission, in each case, soley with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.


                                   ALSTON & BIRD


                                   By: /s/ Steven L. Pottle
                                       ------------------------------
                                       A Partner